Exhibit 10.8

SAGENT HOLDING CO.

FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

This Fourth Amended and Restated Members Agreement (the “Agreement”) is made and entered into as of September 3, 2010 by and among Sagent Holding Co., a Cayman Islands exempted company (the “Company”), each of the members listed on Exhibit A attached hereto (collectively, the “Existing Investors”) and each of the members listed on Exhibit B attached hereto (collectively, the “New Investors,” and together with the Existing Investors, the “Investors”).

RECITALS

A. The Existing Investors currently own Ordinary Shares (the “Ordinary Shares”), Series A Preference Shares (the “Series A Shares”), Series B Preference Shares (the “Series B Shares”) and/or Series B-1 Preference Shares (the “Series B-1 Shares”) of the Company.

B. The Company and the Existing Investors are parties to that certain Third Amended and Restated Members Agreement dated as of April 6, 2010 (the “Prior Agreement”).

C. The Company is issuing to the New Investors additional Series B-1 Preference Shares of the Company (the “Series B-1 Shares”) pursuant to the Series B-1 Preference Shares Purchase Agreement dated as of September 3, 2010 (as may be amended from time to time, the “B-1 Extension Purchase Agreement”).

D. It is a condition to the closing of the sale of the additional Series B-1 Shares to the New Investors pursuant to the B-1 Extension Purchase Agreement that the Company and the Investors enter into this Agreement.

E. The Company and the Existing Investors desire to amend and restate the Prior Agreement in its entirety as set forth herein and to accept the rights and obligations created pursuant hereto in lieu of their rights and obligations under the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (each, a “Party” and collectively, the “Parties”) agree as follows:

1.	Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Articles” shall mean the Sixth Amended and Restated Articles of Association of the Company, as amended from time to time in accordance with its terms.

(b) “Board” shall mean the board of directors of the Company.

(c) “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Conversion Shares” shall mean the Ordinary Shares issued or issuable pursuant to conversion of the Preference Shares.

(e) “Deemed Liquidation Event” has the meaning set forth in the Articles.

(f) “ERISA Investor” shall mean an Investor whom (i) (A) is a “benefit plan investor” (as such term is defined in the regulations of the U.S. Department of Labor included within 29 C.F.R. section 2510.3-101) subject to the fiduciary responsibility provisions of part 4 of title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and (B) so indicates in writing to the Company on or before the date of this Agreement and is so identified on the Company’s register of members or (ii) is otherwise determined by the Company or the Board to be an ERISA Partner within the meaning of subsection (i) of this definition.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Holder” shall mean (i) any Investor and (ii) any person holding Registrable Securities to whom the rights under Section 2 have been transferred in accordance with Section 2.13.

(i) “Initiating Holders” shall mean any Holders who in the aggregate hold at least 50% of the Registrable Securities then outstanding.

(j) “Investor” shall mean any person or entity listed on Exhibit A and/or Exhibit B hereto or a permitted assignee or transferee thereof in accordance with the terms of this Agreement.

(k) “IPO” shall mean the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act or similar securities laws, to the extent applicable, in connection with an offering of securities in another jurisdiction with an internationally recognized securities market.

(l) “Memorandum” shall mean the Sixth Amended and Restated Memorandum of Association of the Company.

(m) “Ordinary Shares” shall mean ordinary shares of the Company.

(n) “Original Issue Price” has the meaning set forth in the Articles.

(o) “Preference Shares” shall mean the Series A Shares, Series B Shares and Series B-1 Shares.

(p) “Qualified IPO” shall mean an IPO with gross cash proceeds to the Company of not less than US$85,000,000.00 and a per share offering price of at least US$4.00 (as adjusted for Recapitalizations and prior to underwriting commission and expense) and a pre-offering valuation of the Company of at least US$450,000,000 (calculated as the offering price to the public multiplied by the number of Ordinary Shares outstanding immediately following the offering, on a fully diluted basis) and in connection with which the Company has satisfied the listing requirements of an internationally recognized stock exchange or quotation system.

(q) “Recapitalization” means any share split, share dividend, share combination or consolidation or other recapitalization in relation to the shares of the Company.

(r) “Registrable Securities” shall mean (i) issued or issuable Conversion Shares, (ii) Ordinary Shares held by the Investors (other than shares acquired in market transactions), and (iii) any Ordinary Shares of the Company issued or issuable in respect of the Conversion Shares upon Recapitalization and any Ordinary Shares otherwise issuable with respect to such shares referenced in (i) or (ii) above; provided, however, that Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

(s) The terms “register,” “registered” and “registration” shall refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction.

(t) “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders, but excluding Selling Expenses.

(u) “Restricted Securities” shall mean the securities of the Company required to bear the legend(s) set forth in Section 2.3 hereof.

(v) “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(w) “Selling Expenses” shall mean all underwriting discounts, selling commissions and share transfer taxes applicable to the securities registered by the Holders and, except as set forth above in the definition of “Registration Expenses,” all fees and disbursements of counsel for any Holder.

2.	Restrictions on Transfer; Registration Rights.

2.1 Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Except in connection with (a) transfers made pursuant to an effective registration statement (or comparable qualification in a foreign jurisdiction), or (b) transfers made pursuant to Rule 144 at a time when the Company is subject to the reporting obligations of the Exchange Act (each of the foregoing, a “Permitted Transfer”), each Holder will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 No Transfer. The Company shall not be required (a) to transfer on its books any Restricted Securities which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Restricted Securities or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Restricted Securities shall have been so transferred.

2.3 Restrictive Legends. All certificates representing Registrable Securities subject to the provisions of this Agreement shall (unless otherwise permitted by the provisions of Section 2.4 below) have endorsed thereon one or more of the following legends, as appropriate, substantially in the following form (in addition to any legend required under applicable federal, state, local or non-U.S. law and any other agreements by and among the Company and the Investors):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, IF NOT A U.S. PERSON: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE

SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION,’ ‘UNITED STATES,’ AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR SUCH OTHER PERIOD AS MAY BE REQUESTED BY THE COMPANY OR AN UNDERWRITER TO ACCOMMODATE REGULATORY RESTRICTIONS ON (I) THE PUBLICATION OR OTHER DISTRIBUTION OF RESEARCH REPORTS AND (II) ANALYST RECOMMENDATIONS AND OPINIONS, INCLUDING, BUT NOT LIMITED TO, THE RESTRICTIONS CONTAINED IN NASD RULE 2711(F)(4) OR NYSE RULE 472(F)(4), OR ANY SUCCESSOR PROVISIONS OR AMENDMENTS THERETO), OR THE COMPANY’S INITIAL PUBLIC OFFERING PURSUANT TO SECURITIES LAWS APPLICABLE TO AN OFFERING OF SECURITIES IN A JURISDICTION OTHER THAN THE UNITED STATES, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preference Shares or the Ordinary Shares in order to implement the restrictions on transfer established in this Section 2.

2.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed sale, assignment, transfer, charge or pledge of any Restricted Securities (other than (a) a transfer not involving a change in beneficial ownership, (b) in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its partners, members, affiliates or retired partners or members, or to the estate of any of its partners or members or retired partners or members, or (c) a Permitted Transfer), the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, charge sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, charge sale, assignment or pledge in sufficient detail, and if requested by the Company, shall be accompanied, at such holder’s expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) other evidence, reasonably satisfactory to the Company, that such transaction complies with applicable securities laws, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The transferees shall be bound by the obligations of the transferor in this Agreement and other shareholder agreements, including the Standoff Agreement (as defined in paragraph 2.14) below. Each certificate evidencing the Restricted Securities transferred as above provided (other than a Permitted Transfer) shall bear the appropriate restrictive legends set forth in Section 2.3 above, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

2.5 Demand Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the gross cash proceeds of which equals or exceeds US$40,000,000.00, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2) prior to six (6) months after the effective date of the Company’s first registered public offering of its equity securities in the jurisdiction in which the Initiating Holders have requested such registration be effected or five (5) years after the First Closing (as defined in the B-1 Extension Purchase Agreement), whichever is earlier;

(3) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the

Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(4) after the Company has effected two (2) such registrations pursuant to this subparagraph 2.5(a), and such registrations have been declared or ordered effective; or

(5) if the Initiating Holders may dispose of shares of Registrable Securities pursuant to a registration statement on Form S-3 or Form F-3 under the Securities Act or any successor forms thereto (“Form S-3/F-3”) pursuant to a request made under Section 2.7 hereof.

Notwithstanding the foregoing, in the event (i) the Initiating Holders have requested a registration to be effected in a jurisdiction other than the United States, (ii) the Company has not previously effected a registration in such jurisdiction, and (iii) the Board determines in its sole discretion that such registration would impose materially more burdensome or costly obligations on the part of the Company as compared to those to which the Company would be subject if the request was for a registration to be effected in the United States, then in such event, the Company shall not be obligated to effect such registration in such jurisdiction but shall be obligated to effect such registration in the United States.

(b) Underwriting. In the event that a registration pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to reasonable approval of a majority in interest of the Initiating Holders (based on Registrable Securities requested to be included in such registration). Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

2.6 “Piggyback” Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration and underwriting. Except in connection with an IPO, no such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration. Notwithstanding the foregoing, if such offering is an IPO, any or all of the Registrable Securities of the Holders may be excluded in accordance with Section 2.6(a), provided that any other shares other than (i) shares being offered by the Company or (ii) shares being offered by such other party at whose request such registration is being undertaken (provided the rights pursuant to which such other party requested such registration were agreed to pursuant to Section 2.17) shall be excluded from registration prior to the exclusion of the Registrable Securities of the Holders. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement pursuant to which the securities of the Company shall be marketed (generally referred to as the “Reds”). To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Selling Expenses of such withdrawn registration shall be borne by the Company.

2.7 Registration on Form S-3/F-3.

(a) If any Holder or Holders who in the aggregate hold at least 15% of the Registrable Securities then outstanding request that the Company file a registration statement on Form S-3/F-3 for a public offering of shares of the Registrable Securities, the reasonably anticipated gross cash proceeds of which would exceed US$1,000,000.00, and the Company is a registrant entitled to use Form S-3/F-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.7 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 2.6(b) shall be applicable to each registration initiated under this Section 2.7.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process, in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

2.8 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 2.5, 2.6 and 2.7 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.5; provided further however, that if the requested registration is withdrawn and at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses or forfeit a demand registration pursuant to Section 2.5. All Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

2.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(g) use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.10 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, trustees and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, trustees, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; provided, further, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds of the shares sold by such Holder, less any applicable underwriting discounts and commissions; provided, however, such limitation shall not apply in the case of fraud by such Holder.

(c) Each Party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that, resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 2.10(d), plus all amounts paid by such Holder pursuant to Section 2.10(b), exceed the net proceeds from the public offering received by such Holder (calculated as set forth in the last sentence of Section 2.10(b)), except in the case of willful fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct’ or prevent’ such statement or omission.

(e) The Company may enter into indemnification and contribution provisions in any underwriting agreement entered into in connection with the public offering if so requested by the underwriters. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.11 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling holder that such Holder shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.5 or 2.7 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.5(a) or subsection 2.7(a), whichever is applicable.

2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as the Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public in the United States), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted to each Holder under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by any Holder, provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) the Company is given prompt notice of the transfer; (c) such assignee or transferee agrees to be bound by the terms of this Agreement; and (d) such assignee or transferee is (i) any partner or retired partner of any Holder which is a partnership (or any member or retired member of any Holder which is a limited liability company), (ii) any affiliate of any Holder, or (iii) any other transferee reasonably acceptable to the Company who acquired at least one million (1,000,000) Registrable Securities, as adjusted for Recapitalizations (an “Eligible Transferee”).

2.14 Standoff Agreement. In connection with any public offering of the Company’s equity securities pursuant to (a) a registration statement filed under the Securities Act or (b) securities laws applicable to an offering of securities in a jurisdiction other than the United States, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holders shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) as may be requested by the Company or such underwriters and will enter into a written form of agreement in such form reasonably requested by the underwriters (the “Standoff Agreement”) to effect the foregoing; provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements. Furthermore, the Company and any underwriter will not release any officer, director or greater than one percent (1%) holder, in whole or in part, from their market stand-off obligations unless a proportionate amount of Registrable Securities held by each Holder is also released.

2.15 Delay. If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its members for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under Sections 2.5 or 2.7 shall be deferred for a period not to exceed sixty (60) days from the date of receipt of written request from the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

2.16 No Injunction. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.17 Limitation on Subsequent Registration Rights. The Company shall not, without the consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any Holder or prospective holder of any securities of the Company that would grant such Holder or prospective holder any registration rights on a parity with or senior to those granted to the Holders of Registrable Securities hereunder; provided that the Company shall not, without the consent of the Holders of a majority of the Series B-1 Shares, enter into any agreement with any Holder or prospective holder of any securities of the Company or take any other action that would have the effect of negating or removing the registration rights of the Holders of Series B-1 Shares or would adversely affect the Holders of Series B-1 Shares in a materially disproportionate manner as compared with the Holders of Series A Shares, taking into account the Original Issue Price of the Series B-1 Shares and the Original Issue Price of the Series A Shares.

2.18 Termination. The rights to cause the Company to register securities granted to each Holder under Sections 2.5, 2.6 and 2.7 shall expire upon the earlier of (a) such time as such Holder receives an opinion of counsel reasonably acceptable to such Holder (which may be regular outside corporate counsel to the Company (an opinion from whom shall be deemed acceptable to such Holder)), which states that such Holder may sell all of such Holder’s securities pursuant to Rule 144 during any ninety (90) day period, and (b) three (3) years after an IPO.

3.	Covenants of the Company and the Investors.

3.1 Financial Information. The Company will mail the following reports (in accordance with the provisions set forth in Section 5.5 herein) to each Holder who, immediately prior to the distribution of information as provided below, together with its affiliates, related individuals or entities, continues to hold at least five hundred thousand (500,000) Preference Shares, as adjusted for Recapitalizations (each, a “Material Holder”):

(a) as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, audited financial statements of the Company and its subsidiaries, if any, as of the end of such fiscal year, including a balance sheet, statement of income, statement of cash flows and notes to the financial statements. Such year-end financial statements shall be prepared in reasonable detail and in accordance with international financial reporting standards (“IFRS”) or generally accepted accounting principles in the United States (“GAAP”);

(b) as soon as practicable, and in any event within forty-five (45) days, after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, unaudited financial statements of the Company, including a balance sheet, statement of income, statement of cash flows and notes to the financial statements, all prepared in accordance with international IFRS or GAAP; and

(c) as soon as practicable, and in any event within thirty (30) days after the end of each of the first eleven (11) months of each fiscal year, unaudited monthly financial statements prepared in accordance with international IFRS or GAAP.

A Material Holder’s rights under this Section 3.1 may be assigned to an Eligible Transferee in connection with the transfer of registration rights provided for in Section 2.13 above.

3.2 Inspection. The Company will afford to each Material Holder and to such Material Holder’s accountants, counsel and other representatives reasonably acceptable to the Company, reasonable access during normal business hours to all of the Company’s respective properties, books, contracts, commitments and records, including shareholder lists along with any information distributed to the Board. The Company also will furnish promptly to such Material Holders (a) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of federal and state securities laws, and (b) all other information concerning its business, properties and personnel as such Material Holder may reasonably request. Each Material Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties and such parties have not consented to disclosure; provided that the Company shall be required to take all reasonable steps to obtain the required consents to disclose such details as may be requested by Material Holders. Material Holders may exercise their rights under this Section 3.2 only for purposes reasonably related to its interests under this Agreement and related agreements.

3.3 Options. Unless otherwise approved by the Board, options to purchase equity securities of the Company issued to employees, directors and consultants shall be subject to four (4) year vesting, with twenty five percent (25%) vesting on the first anniversary of commencement of services with the Company and one forty-eighth (1/48th) vesting on a monthly basis thereafter.

3.4 Confidential Information and Invention Assignment Agreements. The Company will enter into Confidential Information and Invention Assignment Agreements, substantially in the form attached hereto as Exhibit C, with all employees and consultants.

3.5 “Key Person” Life Insurance. The Company will obtain and maintain “key person” life insurance policy with respect to Jeff Yordon in the amount of US$5,000,000.00, with the proceeds payable to the Company.

3.6 Indemnification Matters. The Company will enter into indemnification agreements in customary forms with its directors and officers, and shall obtain director and officer liability insurance upon terms and conditions typical for business such as the Company. Subject to the approval of the Board, the Company shall maintain director and officer insurance in amounts typical for its industry as determined by its Board. The Company’s charter documents shall provide for elimination of the liability of directors to the maximum extent permitted by law.

3.7 Expenses; Meetings; Committees. The Company shall reimburse the reasonable out-of-pocket travel expenses of each director incurred to attend Board or committee meetings, as well as any other travel expenses approved by the Board.

3.8 Passive Foreign Investment Company. The Company shall use commercially reasonable efforts to avoid being a passive foreign investment company (“PFIC”) as defined in section 1297 of the Internal Revenue Code. The Company shall determine prior to March 1 of each year, whether it was a PFIC for the immediate preceding taxable year ending December 31. In the event the Company was a PFIC for such taxable year, it shall provide to each Investor a PFIC Annual Information Statement for such year in the form attached as Exhibit D no later than March 11 of the subsequent year and shall grant each Investor access to such other Company information as may be required for the purposes of making and maintaining a qualified election fund (“QEF”) election and filing its U.S. federal income tax returns.

3.9 Classification as U.S. Corporation. The company shall take such action as may be necessary to maintain, at all times, its classification as a corporation for U.S. federal income tax purposes.

3.10 Drag-Along Rights.

(a) Prior to an IPO, in the event that the Board and members holding at least 50% of the Company’s outstanding Ordinary Shares and Preference Shares, voting together as a single class on an as-converted basis (the “Accepting Members”), approve a Deemed Liquidation Event in which the aggregate consideration to be paid to the shareholders of the Company, less any required withholding, holdbacks or escrows, is no less than US$700,000,000 (an “Approved Sale”), then the remaining members (collectively, the “Remaining Members”) shall each consent to, vote for and raise no objections to the Approved Sale. If the Approved Sale will take the form of an asset sale, merger or consolidation, the Remaining Members shall vote in favor of such transaction and shall waive any appraisal rights or dissenters’ rights in connection with such transaction. If the Approved Sale is structured as a sale of the shares of the Company, each Remaining Member shall agree to sell all shares in the Company then held by such Remaining Member on the terms and conditions approved by the Accepting Members. All shares transferred by the Remaining Members pursuant to this Section 3.10 shall be sold at the same price and otherwise treated identically with the shares of the same class and series being sold by the Accepting Members in all respects. The Remaining Members shall each take such actions as may be reasonably required and otherwise cooperate in good faith with the Accepting Members in connection with consummating the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.

(b) The Accepting Members shall give the Remaining Members at least ten (10) days prior written notice of any Approved Sale as to which the Accepting Members intend to exercise their rights under this Section 3.10 (which 10-day period may be shortened or waived by holders of a majority of the shares held by all of the Remaining Members, voting together as a single class on an as-converted basis). Such notices shall be delivered by the Accepting Members to the Company to the attention of the President, and the Company shall thereupon cause such notices to be transmitted to each Remaining Member at its registered address maintained with the Company. Charges for such transmittal shall be against the account of the Accepting Members, who will be required to indicate the method of transmission to be used by the Company in this regard (e.g., regular post, express courier, etc.). The Company may require advance payment of funds from the Accepting Members to cover the costs of transmitting such notices.

(c) In furtherance of the foregoing, the Company is authorized to sell the shares held by the Remaining Members on behalf of the Remaining Members, and pursuant to such authorization, may execute all documents necessary to effectuate the sale and transfer of such shares on behalf of the Remaining Members. Notwithstanding the foregoing provisions of this Section 3.10, the Remaining Members shall not be obligated to sell their shares, and the Company shall not be authorized to sell the shares held by the Remaining Members in accordance with the preceding sentence, if the Accepting Members do not complete the Approved Sale on terms and conditions that are in all material respects identical to those specified in the notice.

3.11 Protective Provisions.

(a) For so long as at least five million (5,000,000) Series A Shares (as adjusted for Recapitalizations) remain outstanding, the Company shall not take any of the following actions, either directly or indirectly by merger, consolidation, amendment to the Articles or otherwise, without first obtaining the consent of holders of a majority of the Series A Shares then outstanding, voting as a single class:

(i) cause or permit the redemption, repurchase or other acquisition, directly or indirectly, of shares of the Company other than (A) the Company’s Ordinary Shares that are being repurchased at a price not higher than the original purchase price pursuant to option agreements or restricted share purchase agreements between the Company and any employees, officers, directors, consultants or service providers or pursuant to a right of first refusal held by the Company and (B) a redemption effected by the Company in accordance with Article 13 or Article 16 of the Articles to allow for the conversion of Preference Shares into Ordinary Shares;

(ii) declare or take any action resulting in payment of dividends or distributions with respect to the share capital of the Company (other than redemptions and repurchases permitted under (a) above);

(iii) increase or decrease the authorized number of shares of any class or series of the Company’s share capital;

(iv) amend or determine any provisions of the Memorandum or the Articles, or change any rights, preferences, privileges or restrictions applicable to the holders of Series A Shares, except if there is no resulting materially disproportionate adverse effect on the holders of Series A Shares; provided, however, that the increase or decrease of authorized shares of any class or series of the Company’s share capital (other than the Series A Shares) or the authorization and issue of a new senior or pari passu class or series of securities shall not be deemed to have a materially disproportionate adverse effect on the holders of Series A Shares; provided, further, that consent shall not be required in connection with a Qualified IPO in which Preference Shares are converted into Ordinary Shares pursuant to Article 16 of the Articles;

(v) authorize, designate, reclassify, amend or issue, or obligate the Company to do any of the foregoing with respect to, any class or series of equity securities, including any security exercisable for or convertible into any equity security, which is or will be senior to or pari passu with, the Series A Shares with respect to any rights, preferences or privileges or restrictions other than the Series B Preference Shares and Series B-1 Shares and any warrant issued in connection with the issuance of Series B-1 Shares (and any equity securities issued or issuable upon exercise of such warrant);

(vi) a voluntary dissolution or liquidation of the Company; or

(vii) authorize, enter into or agree to a Deemed Liquidation Event (with the exception of an Approved Sale) or Recapitalization.

(b) For so long as at least five million (5,000,000) Series A Shares (as adjusted for Recapitalizations) remain outstanding, the Company shall not take any of the following actions, either directly or indirectly by merger, consolidation, amendment to the Articles or otherwise, without first obtaining the approval of a majority of the Board, including at least two (2) Series A Directors:

(i) incur any indebtedness over US$500,000 other than trade payables incurred in the ordinary course of business;

(ii) change the number of directors on the Board;

(iii) adopt the annual budget and executive bonus goals; or

(iv) incur any capital or product development expenditures over US$1,000,000 cumulative to any single company, product or project, except as may be set forth in a budget that was previously approved by a majority of the Board, including at least two (2) Series A Directors.

(c) For so long as at least five million (5,000,000) Series B-1 Preference Shares (as adjusted for Recapitalizations) remain outstanding, the Company shall not take any of the following actions, either directly or indirectly by merger, consolidation, amendment to the Articles or otherwise, without first obtaining the approval of a majority of the Board, including the Series B-1 Director (as defined in the Articles):

(i) amend or determine any provisions of the Memorandum or the Articles, or change any rights, preferences, privileges or restrictions applicable to the holders of Series B-1 Shares, except if there is no resulting materially disproportionate adverse effect on the holders of Series B-1 Shares; provided, however, that the increase or decrease of authorized shares of any class or series of the Company’s share capital (other than the Series B-1 Shares) or the authorization and issue of a new senior or pari passu class or series of securities shall not be deemed to have a materially disproportionate adverse effect on the holders of Series B-1 Shares; provided, further, that consent shall not be required in connection with a Qualified IPO in which Preference Shares are converted into Ordinary Shares pursuant to Article 16 of the Articles;

(ii) sale or disposition of the whole or a substantial part (more than 25% of the assets on a consolidated basis) of the business, goodwill or assets of the Company or any material subsidiary of the Company through sale, merger, acquisition, consolidation, or reorganization involving a change of control of the company in which the consideration for the Company taken as a whole is less than US$700,000,000 (less any required withholding, holdbacks or escrows);

(iii) a voluntary dissolution or liquidation of the Company;

(iv) change or expansion of the business scope of the Company;

(v) any acquisition of or any investments in entities or businesses outside of the existing business scope of the company or any acquisition involving consideration in excess of US$20,000,000;

(vi) cause or permit the redemption, repurchase or other acquisition, directly or indirectly, of shares of the Company other than (A) the Company’s Ordinary Shares that are being repurchased at a price not higher than the original purchase price pursuant to option agreements or restricted share purchase agreements between the Company and any employees, officers, directors, consultants or service providers or pursuant to a right of first refusal held by the Company and (B) a redemption effected by the Company in accordance with Article 13 or Article 16 of the Articles to allow for the conversion of Preference Shares into Ordinary Shares; or

(vii) authorize, enter into or agree to a Deemed Liquidation Event (with the exception of an Approved Sale) or Recapitalization.

(d) For so long as at least five million (5,000,000) Series B-1 Preference Shares (as adjusted for Recapitalizations) remain outstanding, the Company shall not take any of the following actions, either directly or indirectly by merger, consolidation, amendment to the Articles or otherwise, without first obtaining the approval of: (i) to the extent there are six (6) or more Directors sitting on the Board, five (5) Directors and (ii) to the extent there are five (5) or fewer Directors sitting on the Board, a majority of the Board including at least one (1) of the Series B-1 Director, the Ordinary Share Director or the Independent Director:

(i) approval of any related party transaction (or series of related transactions) involving consideration or value in excess of US$20,000; provided that the interested director(s) (if any) shall be required to disclose their interest therein and abstain from deliberation and voting therefor (but shall be counted for the purposes of quorum); provided further that if the previous proviso is not met, such transaction(s) must be approved by a majority of the Board, including the Series B-1 Director if such Director is not an interested director;

(ii) incur additional indebtedness, commitments or guarantees of indebtedness in excess of US$5,000,000;

(iii) approval of any new option plans or other equity incentive arrangements or grant of incentive options;

(iv) approval of annual budget or material amendment thereof;

(v) any single expenditure in excess of US$1,000,000 or expenditures in excess of US$5,000,000 in any 12-month period which are not included in an approved annual budget;

(vi) determination of timing, venue and valuation of any IPO of the Company other than a Qualified IPO; or

(vii) appointment of the Company’s corporate officers.

3.12 Protective ERISA Provisions. The Company shall not, either directly or indirectly by merger, consolidation, amendment to the Articles or otherwise, permit ERISA Investors to hold or otherwise own 25% or more of the Preference Shares and/or the Ordinary Shares then outstanding without first obtaining the written consent of the ERISA Investors then currently holding any Preference Shares or Ordinary Shares (as applicable), voting as a single class.

3.13 Termination of Covenants. The covenants set forth in Sections 3.1 to 3.12 shall terminate and be of no further force or effect immediately prior to the earliest of: (a) the effectiveness of an IPO; (b) the effectiveness of a Deemed Liquidation Event; and (c) with respect to Section 3.1 only, the date on which the Company is required to file reports with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

3.14 ERISA Investor Identification. Mellon Bank, N.A. as Trustee for the Weyerhaeuser Company Master Retirement Trust hereby represents to the Company and the other Investors that it is an ERISA Investor.

4.	Right of First Offer.

4.1 Right of First Offer. Subject to the terms and conditions specified in this Section 4.1, the Company hereby grants to each Material Holder, a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by the Company of New Securities (as hereinafter defined). For purposes of this Section 4.1, a Material Holder’s “Pro Rata Share” shall mean that number of New Securities that equals the ratio that (i) the number of Ordinary Shares issuable or issued upon conversion of the Preference Shares held by such Material Holder bears to (ii) the total number of Ordinary Shares of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities, whether vested or unvested, then outstanding). Each time the Company proposes to issue or offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares or other equity securities (“New Securities”), the Company shall first make an offering of such New Securities to each Material Holder in accordance with the following provisions:

(a) The Company shall deliver a notice (“Notice”) to each of the Material Holders stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such New Securities. Notice shall be provided in accordance with Section 5.5.

(b) By written notification received by the Company within fifteen (15) business days after receipt of the Notice, each Material Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such New Securities. The Company shall promptly, in writing, inform each Material Holder that elects to purchase all the New Securities available to it (a “Fully-Exercising Holder”) of any other Material Holder’s failure to do likewise. During the five (5) business day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the New Securities for which Material Holders were entitled to subscribe but which were not subscribed for by the Material Holders that equals the ratio that (i) the number of Ordinary Shares issuable or issued upon conversion of the Preference Shares held by such Material Holder bears to (ii) the total number of Ordinary Shares of the Company then held (assuming full conversion and exercise of all convertible or exercisable securities, whether vested or unvested, then outstanding), by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(c) If all New Securities that the Material Holders are entitled to obtain pursuant to subsection 4.1(b) are not elected to be obtained as provided in subsection 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Material Holders in accordance herewith.

(d) The right of first offer in this Section 4.1 shall not be applicable to the Series B Shares, the Series B-1 Shares, and any warrant (and any equity securities issued or issuable upon exercise of such warrant) issued prior to the date hereof, or Ordinary Shares (or any options, warrants or convertible securities exercisable or convertible into Ordinary Shares) issued or issuable:

(i) upon conversion of Preference Shares;

(ii) as a dividend or distribution on Ordinary Shares or Preference Shares;

(iii) to employees, directors or consultants of the Company pursuant to option plans or other equity incentive arrangements approved by the Board, provided that the aggregate number of such Ordinary Shares issued or deemed issued from time to time under this subsection (iii) does not at any time exceed 16,400,000 shares (as adjusted for Recapitalizations) in the aggregate, inclusive of all such shares so issued (or deemed issued) prior to or after the date hereof, unless otherwise unanimously approved by the Board;

(iv) in connection with a Recapitalization;

(v) pursuant to a joint venture arrangement or the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets, acquisition of shares or other reorganization whereby the Company or its members own not less than a majority of the voting power of the surviving or successor entity, provided that such joint venture arrangement or acquisition is approved by the Board;

(vi) as a result of the application of the anti-dilution provisions set forth in Article 21 of the Articles;

(vii) with the approval of holders of a majority of the outstanding Preference Shares, voting together as a single class; and

(viii) pursuant to the terms of the B-1 Extension Purchase Agreement; and

(ix) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board.

(e) A Material Holder’s rights under this Section 4.1 may be assigned to an Eligible Transferee in connection with the transfer of registration rights provided for in Section 2.13 above.

4.2 Termination of Right. The right of first offer granted hereunder shall be terminated and be of no further force or effect immediately prior to the earlier of (i) the effectiveness of an IPO (and such right shall not apply to any securities sold in connection with such IPO) and (ii) the effectiveness of a Deemed Liquidation Event.

5.	Miscellaneous.

5.1 Waivers and Amendments.

(a) Subject to Section 5.1(b), with the written consent of the Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing or waiving in any manner or eliminating any of the provisions of this Agreement. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to any Party that has not previously consented thereto in writing. All such waivers and amendments shall be binding on all parties to this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

(b) Notwithstanding Section 5.1(a), no obligation of the Company or right of the Investors under this Agreement may be waived or amended without the prior written consent of the Holders of a majority of the Series B-1 Shares then outstanding if such waiver or amendment would: (i) adversely affect the Holders of Series B-1 Shares in a materially disproportionate manner as compared with the Holders of Series A Shares, taking into account the Original Issue Price of the Series B-1 Shares and the Original Issue Price of the Series A Shares, (ii) amend or waive the provisions set forth in Section 2.17 (Limitation on Subsequent Registration Rights) that the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company or take any other action that would have the effect of negating or removing the registration rights of the Holders of Series B-1 Shares or would adversely affect the Holders of Series B-1 Shares in a materially disproportionate manner as compared with the Holders of Series A Shares, taking into account the Original Issue Price of the Series B-1 Shares and the Original Issue Price of the Series A Shares, (iii) amend or waive the provision set forth in Section 3.10 (Drag-Along Rights) that the aggregate consideration to be paid to the shareholders of the Company in a Deemed Liquidation Event, less any required withholding, holdbacks or escrows, must not be less than $700,000,000 in order for such Deemed Liquidation Event to constitute an Approved Sale or (iv) amend or waive the provisions of Sections 3.11(a) through 3.11(d) (Protective Provisions).

5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California. Each of the Parties irrevocably: (a) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association; (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration; and (c) submits to the exclusive jurisdiction of the State of California in any such arbitration. The Parties hereby acknowledge and agree that (i) any decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration; (ii) judgment may be entered on the arbitrator’s decision in any court having jurisdiction; and (iii)the parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

5.3 Specific Enforcement. Except as otherwise provided herein, any and all remedies expressly conferred upon a Party by this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. The Company shall not permit the transfer of any of the Registrable Securities on its books or issue a new certificate representing any of the Registrable

Securities unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement or a joinder agreement approved by the Company, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an Investor. Any party who executes a joinder agreement with the Company in respect of this Agreement shall, for all purposes, be deemed an “Investor” hereunder.

5.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(a) if to an Investor, at the Investor’s address, as shown on Exhibit A or Exhibit B hereto, or at such other address as the Investors shall have furnished to the Company in writing;

(b) if to any other holder of any shares subject to this Agreement, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company; or

(c) if to the Company, at the address of the Company’s principal corporate offices to the attention of President, or at such other address as the Company shall have furnished to the Investors in writing, with a copy to:

Carmen Chang

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Email: cchang@wsgr.com

Where a notice is sent by mail, service of the notice shall be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid.

Where a notice is delivered by electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

5.6 Severability of this Agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

5.7 Information Confidential. Each Investor will hold in strict confidence and will not use, except for purposes of enforcing their rights under and making investment decisions relating to this Agreement, any confidential information about the Company (which shall include, but is not limited to, any information provided to Investors pursuant to Sections 3.1 and 3.2 hereof) or its business received from the Company except information (i) which the Company authorizes the Investors to use or disclose, (ii) which is known to the Investors prior to its disclosure by the Company, (iii) which is disclosed to the Investors by a third party without breach of any confidentiality obligation, (iv) which becomes generally known in the industry through no fault of the Investors, or (v) which Investors are compelled by law to reveal. Investor will not use such information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any person, except as permitted herein. Any Investor which is a partnership shall be allowed to disclose confidential information received from the Company about the Company or its business to partners of such Investor provided that such partners shall be subject to the restrictions set forth in this Section 5.7 and that the partnership shall be obligated to inform the partners of their individual obligations.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.9 Counterparts; Telecopy Signatures. This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any Party, shall be cumulative and not alternative.

5.11 Share Splits. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any Recapitalization after the First Closing (as defined in the B-1 Extension Purchase Agreement).

5.12 Aggregation of Shares. All Ordinary Shares and Preference Shares held or acquired by any Holder and its affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the Parties are expressly canceled.

5.14 Amendment and Restatement. The Prior Agreement is hereby superseded and amended in its entirety and restated in this Agreement. All provisions of, rights granted and covenants made in the Prior Agreement are hereby terminated, waived, released and superseded in their entirety and shall have no further force or effect.

5.15 New Investors. Notwithstanding anything herein to the contrary, if pursuant to an agreement (including the B-1 Extension Purchase Agreement, as may be amended time to time), additional parties may purchase Series B-1 Shares as “Purchasers” thereunder, then each such Purchaser shall become a Party to this Agreement as an “Investor” hereunder, without the need for any consent, approval or signature of any Investor when such Purchaser has both (i) purchased Series B-1 Shares under such agreement, and paid the Company all consideration payable for such shares and (ii) executed a copy of this Agreement as an “Investor.”

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

SAGENT HOLDING CO. a Cayman Islands exempted company

By: /s/ Jeffrey Yordon
Name: Jeffrey Yordon
Title: President and Chief Executive Officer

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

VIVO VENTURES FUND CAYMAN V, L.P.

By: Vivo Ventures Cayman V (GP), L.P.

By: Vivo Ventures Cayman V General Partner Limited, its general partner

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Director

VIVO VENTURES V AFFILIATES FUND, L.P.

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Managing Member of Vivo Ventures V, LLC, its General Partner

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

PACIFIC SEQUOIA HOLDINGS LLC

By: /s/ John V. Jonson
Name: John V. Jonson
Title: Manager

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

THE SKOLL FOUNDATION

By: /s/ John V. Jonson
Name: John V. Jonson
Title: Manager

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

THE SKOLL FUND

By: /s/ John V. Jonson
Name: John V. Jonson
Title: Manager

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

WEYERHAEUSER COMPANY MASTER RETIREMENT TRUST
Managed by Morgan Stanley Investment Management, Inc.

By: The Bank of New York Mellon, not individually but solely in its capacity as Directed Trustee on behalf of the Trust

By: /s/ Bernadette T. Rist
Name: Bernadette T. Rist
Authorized Signatory

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

SAILORSHELL & CO. FOR THE BENEFIT OF MORGAN STANLEY AIP GLOBAL DIVERSIFIED FUND LP

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

SAILORPIER & CO. FOR THE BENEFIT OF AURORA CAYMAN LIMITED

By: Morgan Stanley Investment Management Inc., its investment manager

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

INVESTORS:

STORMBAY & CO. FOR THE BENEFIT OF VIJVERPOORT HUIZEN C.V.

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

STORMLAUNCH & CO. FOR THE BENEFIT OF MORGAN STANLEY PRIVATE MARKETS FUND III LP

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

STORMSTAR & CO. FOR THE BENEFIT OF MORGAN STANLEY PRIVATE MARKETS FUND EMPLOYEE INVESTORS III LP

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

NUCLEAR ELECTRIC INSURANCE LIMITED

By: Morgan Stanley Investment Management Inc., its investment manager

By: /s/ James Sperans
Name: James Sperans
Title: Managing Director

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

FACTORY MUTUAL INSURANCE COMPANY

By: /s/ Paul LaFleche
Name: Paul LaFleche
Title: Senior Vice President of Investments

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

CNF INVESTMENTS II, LLC

By: /s/ Robert J. Flanagan
(signature)

Name: Robert J. Flanagan
Title: Manager

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

VIVO VENTURES VI AFFILIATES FUND L.P.
By: Vivo Ventures VI, LLC, its Managing Member

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: General Partner

VIVO VENTURES FUND CAYMAN VI, L.P.
By: Vivo Venture Cayman VI (GP), L.P.
By: Vivo Ventures Cayman VI General Partner Limited, its general partner

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Director

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

KEY GATE INVESTMENTS LIMITED

By: /s/ Andrew Lo
(signature)

Name: Andrew Lo
Title: Authorized Representative

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

LINK BEST CAPITAL LIMITED

By: /s/ Shing Chi Yap
(signature)

Name: Shing Chi Yap
Title: Director

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

WESTFIELD CAPITAL MANAGEMENT

By: Westfield Partners, L.L.C., its General Partner By: Westfield Capital Management Company, L.P., it’s Manager By: WMS General Partner, LLC, its General Partner

By: /s/ William A. Muggia
(signature)

Name: William A. Muggia
(print name)

Title: Authorized Person

SIGNATURE PAGE TO SAGENT HOLDING CO. FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

Exhibit A

Existing Investors

Vivo Ventures Fund Cayman VI, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301

Attn: Chen Yu

Vivo Ventures Fund Cayman V, L.P.

c/o Vivo Ventures V, LLC

575 High Street, Suite 201

Palo Alto, CA 94301

Attn: Chen Yu

Vivo Ventures VI Affiliates Fund, L.P.

575 High Street, Suite 201

Palo Alto, CA 94301

Attn: Chen Yu

Vivo Ventures V Affiliates Fund, L.P.

c/o Vivo Ventures V, LLC

575 High Street, Suite 201

Palo Alto, CA 94301

Attn: Chen Yu

Stormlaunch & Co. for the Benefit of Morgan Stanley Private Markets Fund III LP

c/o Morgan Stanley Alternative Investments Inc.

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Matthew Allen, Executive Director

Stormstar & Co. for the Benefit of Morgan Stanley Private Markets Fund Employee Investors III LP

c/o Morgan Stanley Alternative Investments Inc.

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Matthew Allen, Executive Director

CNF Investments II, LLC

7500 Old Georgetown Road

Bethesda, MD 20814

Attn: Robert Flanagan

Weyerhaeuser Company Master Retirement Trust

Legal Department

500 Grant Street

BNY Mellon Center

AIM: 151-1935

Pittsburgh, Pennsylvania 15258-0001

Attn: Bernadette Rist

Sailorshell & Co. for the benefit of Morgan Stanley AIP Global Diversified Fund LP

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Matthew Allen, Executive Director

Dohmen Investment Group, LLC

215 North Water Street

Milwaukee, WI 53202

Attn: John Vaughan, Chief Financial Officer

Pacific Sequoia Holdings LLC

c/o Capricorn Management, LLC

250 University Avenue, Suite 300

Palo Alto, CA 94301

Attn: John Johnson

c/o Mellon Global Securities Services

135 Santilli Highway

026-0035

Everett, MA 02149

Attn: Nicole Strazzulla

c/o Seiler & Company

1100 Marshall Street

Redwood City, CA 94063

Attn: James G. B. DeMartini III, CPA

Stormbay & Co. for the benefit of Vijverpoort Huizen C.V.

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Matthew Allen, Executive Director

Sailorpier & Co. for the benefit of Aurora Cayman Limited

100 Front Street, Suite 400

West Conshohocken, Pennsylvania 19428-2881

Attn: Matthew Allen, Executive Director

The Skoll Foundation

c/o Capricorn Management, LLC

250 University Avenue, Suite 300

Palo Alto, CA 94301

Attn: John Johnson

c/o Mellon Global Securities Services

135 Santilli Highway

026-0035

Everett, MA 02149

Attn: Nicole Strazzulla

c/o Seiler & Company

1100 Marshall Street

Redwood City, CA 94063

Attn: James G. B. DeMartini III, CPA

The Skoll Fund

c/o Capricorn Management, LLC

250 University Avenue, Suite 300

Palo Alto, CA 94301

Attn: John Johnson

c/o Mellon Global Securities Services

135 Santilli Highway

026-0035

Everett, MA 02149

Attn: Nicole Strazzulla

c/o Seiler & Company

1100 Marshall Street

Redwood City, CA 94063

Attn: James G. B. DeMartini III, CPA

Factory Mutual Insurance Company

225 Wyman Street

Waltham, MA 02454

Attn: Paul LaFleche, Senior Vice President of Investments

Nuclear Electric Insurance Limited

1201 North Market Street, 11th Floor

Wilmington, DE 19801

Attn: Robert MacGovern, Vice President - Investments

CIBC WMC, Inc.

425 Lexington Ave.

New York, NY 10017

Attn: Kathryn Casparian

Zhejiang Hisun Pharmaceutical Co., Ltd.

Key Gate Investments Limited

China Renaissance Capital Investment

Suite 305 St. George’s Building

2 Ice House Street

Central, Hong Kong

Hong Kong SAR

Attn: Andrew Lo

Exhibit B

New Investors

Link Best Capital Limited

Room 2201, 22/F., Far East Consortium Building

121, Des Voeux Road,

Central, Hong Kong.

Attn: Yap Shing Chi

Westfield Capital Management

One Financial Center, 24th Floor

Boston, MA 02111-2621

Attn: Matthew Strobeck

Exhibit C

Form of Confidential Information

and Invention Assignment Agreement

Exhibit D

Form of PFIC Annual Information Statement